Exhibit 10.5

SPECIAL BONUS AGREEMENT
(Ziff Davis Media Inc.)

          THIS SPECIAL BONUS AGREEMENT (this “Agreement”) is made as of April 1, 2005 (the “Effective Date”), by and between Ziff Davis Media Inc., a Delaware corporation (the “Company”), and the individual named on the signature line below (“Employee”).

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Bonus Amount. On or before the Company’s first regular payroll date after the Effective Date (the “Payment Date”), the Company shall pay to Employee a one-time bonus of $[___] in cash (the “Bonus Amount”). Employee agrees that the Bonus Amount is stated in gross amounts and shall be subject to all applicable withholding taxes, other normal payroll deductions and any other amounts required by law to be withheld.

          2. Repayment Amount.

          (a) In the event that on or prior to December 31, 2005, Employee’s employment with the Company or any of its Subsidiaries is terminated for any reason (including, without limitation, Employee’s death, Employee’s disability, Employee’s resignation for any reason, Employee’s retirement, or Employee’s termination by the Company, with or without Cause (as defined below)), Employee shall pay to the Company, within three (3) business days after the Termination Date (as defined below), the Return Amount (as defined below), by wire transfer of immediately available funds to an account designated by the Company; provided that, notwithstanding anything in this Agreement to the contrary, in the event that Employee’s employment is terminated with Cause, the Return Amount shall be equal to the Bonus Amount. The Return Amount shall be repaid by Employee without reduction, offset, discount or other mitigation (including without limitation reduction of withholding taxes).

          (b) As used herein, (i) “Return Amount” means the product obtained by multiplying (A) the Applicable Percentage (as defined herein) by (B) the Bonus Amount; (ii) “Applicable Percentage” means the percentage determined by dividing (A) the number of days from and including Employee’s Termination Date through and including December 31, 2005 by (B) two hundred and seventy-five (275); and (iii) “Termination Date” means the date that the Employee’s employment with the Company or any of its Subsidiaries is terminated for any reason.

          3. Confidential Information. Employee acknowledges that by reason of Employee’s duties to and association with the Company and its Subsidiaries, as well as, if applicable, ZD, Inc. or any of its Subsidiaries, Employee has had and will have access to and has and will become informed of Confidential Information (as defined below) which is a competitive asset of the Company and/or its Subsidiaries. Employee agrees to keep in strict confidence and not, directly or indirectly, make known, disclose, furnish, make available or use, any Confidential Information, except for use in Employee’s regular authorized duties on behalf of the Company and its Subsidiaries. Employee acknowledges that all documents and other property including or reflecting Confidential Information furnished to Employee by the Company or any of its Subsidiaries (or by ZD, Inc. or any of its Subsidiaries) or otherwise acquired or developed by Employee or known by Employee shall at all times be the property of the Company and its Subsidiaries. Employee shall take all necessary and appropriate steps to safeguard Confidential Information and protect it against disclosure, misappropriation, misuse, loss and theft. Employee shall deliver to the Company, at termination of Employee’s employment with the Company and its Subsidiaries and at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof, including any of the foregoing in electronic form) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any of its Subsidiaries which Employee may then possess or have under Employee’s control.

          4. Work Product.

          (a) Employee acknowledges that all Work Product is the exclusive property of the Company. Employee hereby assigns, transfers and conveys all right, title and interest in and to all Work Product to the Company. Any copyrightable works that fall within Work Product will be deemed “works made for hire” under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised in the copyright therein; provided, however, that to the extent such works may not, by operation of law, constitute “works made for hire,” Employee hereby assigns, transfers and conveys to the Company all right, title and interest therein.

          (b) Employee shall promptly and fully disclose all Work Product to the Company and shall cooperate and perform all actions reasonably requested by the Company (which requests may be made after Employee has ceased to be employed by the Company or any of Subsidiaries) to establish, confirm and protect the Company’s right, title and interest in such Work Product. Without limiting the generality of the foregoing, Employee agrees to assist the Company, at the Company’s expense, to secure the Company’s rights in the Work Product in any and all countries, including the execution of all applications and all other instruments and documents which the Company shall deem necessary in order to apply for and obtain rights in such Work Product and in order to evidence the assignment, transfer and conveyance by Employee to the Company of the sole and exclusive right, title and interest in and to such Work Product. If the Company is unable because of Employee’s mental or physical incapacity or for any other reason (including Employee’s refusal to do so after request therefor is made by the Company) to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents, copyright registrations or other intellectual property rights covering Work Product belonging to or assigned to the Company pursuant to Section 4(a) above, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact to act for and in Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright registrations or other intellectual property rights thereon with the same legal force and effect as if executed by Employee. Employee acknowledges that the foregoing special power of attorney is coupled with an interest of the Company and its assigns in the subject thereof. Employee agrees not to apply for or pursue any application for any United States or foreign patents, copyright registrations or other intellectual property rights covering any Work Product other than pursuant to this paragraph in circumstances where such patents or copyright registrations are or have been or are required to be assigned to the Company.

          5. Enforcement. Because Employee’s services are unique and because Employee has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company, its Subsidiaries or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

          6. Miscellaneous Provisions. The terms and conditions attached hereto as Appendix A are incorporated by reference as if fully set forth herein.

          IN WITNESS WHEREOF, the undersigned hereby agree to the foregoing provisions of this Agreement effective as of the date first written above

ZIFF DAVIS MEDIA INC.

By:

[Name]		Bart W. Catalane, President

APPENDIX A

     A. Rights of Participants. Nothing in this Agreement shall confer upon Employee any right to remain in the employ of the Company or any of its Subsidiaries, to receive any information regarding the Company or any of its Subsidiaries or to participate in any employee benefit program of the Company or any of its Subsidiaries.

     B. Offset. Employee agrees that, in the event that Employee does not repay all or any portion of the Return Amount as and when required by Section 2 hereof, the Company or any of its Subsidiaries may reduce any payment otherwise required to be made to Employee by the Company or any of its Subsidiaries by the unpaid portion of the Return Amount.

     C. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties related to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way; provided, however, that this Agreement shall not supersede, preempt or modify in any respect any agreement the parties may previously have made or may hereafter make to arbitrate disputes.

     D. Amendment and Waiver. The provisions of this Agreement may be amended and waived only by means of a written instrument signed by each of the Company (by either its Chief Executive Officer or President) and Employee. No failure to exercise and no delay in exercising any right, remedy, or power under the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under the Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity. All rights and remedies, whether conferred by the Agreement, by any other instrument or by law, shall be cumulative, and may be exercised singularly or concurrently

     E. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

     F. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     G. Governing Law. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

     H. Attorneys’ Fees. In the event of any arbitration or litigation between the parties arising under or related to this Agreement (a “Covered Dispute”), the substantially prevailing party in the Covered Dispute (the “Prevailing Party”) shall be entitled to receive from the other party the Prevailing Party’s reasonable attorneys’ fees and costs, including, without limitation, the cost at the hourly charges routinely charged therefor by the persons providing the services, reasonable fees and/or allocated costs of staff (in-house) counsel, and fees and expenses of experts retained by counsel in connection with such arbitration or litigation and with any and all appeals or petitions therefrom, in addition to any other relief to which the Prevailing Party may be entitled. A party to a Covered Dispute shall be the Prevailing Party in such Covered Dispute if the claims against such party are dismissed at any stage in the arbitration or litigation.

     I. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to Employee at the address maintained for Employee in Employee’s personnel file and to the Company at Ziff Davis Media Inc., 28 East 28th Street, New York, NY 10016, Attention: Chief Executive Officer, with a copy to the attention of the Company’s General Counsel at the same address. Either party may specify a different address to the attention of a different person by prior written notice to the other party in accordance with this Section I.

     J. Interpretation. The section headings used herein are for convenience only and do not define, limit or construe the content of such sections. The parties acknowledge that they are entering into this Agreement after consulting with counsel and based upon equal bargaining power and in the absence of duress. The terms of this Agreement shall not be interpreted in favor of or against any party on account of the draftsperson, but shall be interpreted solely for the purpose of fairly effectuating the intent of the parties hereto.

     K. Rights of Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     L. Counterparts; Signatures Received via Facsimile. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Signatures received via facsimile shall be deemed originals for all purposes.

     M. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     (i) “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing fifty percent (50%) or more of the combined voting power of such corporation or other entity are owned directly or indirectly by the Company.

     (ii) “Cause” shall have the meaning ascribed to such term in any written employment agreement between the Company and/or its Subsidiaries and Employee or, in the absence of any such written employment agreement, shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company, any of its Subsidiaries or any of their readers, advertisers, subscribers, customers or suppliers, or breach of the duty of loyalty to the Company and/or its Subsidiaries (ii) intentional or willful conduct which conduct brings the Company or any of its Subsidiaries into public disgrace or disrepute in any material respect, (iii) substantial or repeated failure to perform (other than due to disability) Employee’s duties in respect of the Company or any of its Subsidiaries as reasonably directed by Employee’s immediate supervisor or the Chief Executive Officer of the Company which is not cured within ten (10) calendar days after written notice thereof to Participant or which is incapable of cure, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, or (v) any breach of any written agreement between Employee, on the one hand, and the Company and/or one or more of its Subsidiaries, on the other hand, which is not cured within ten (10) calendar days after notice thereof to Employee or which is incapable of cure.

     (iii) “Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that is or was disclosed to, or developed or learned by, Employee in connection with Employee’s relationship with the Company or any of its Subsidiaries or ZD, Inc. or any of its Subsidiaries prior to the date hereof or during Employee’s employment with the Company or any of its Subsidiaries and that relates to the business, products, services, financing, research or development of the Company or any of its Subsidiaries or their respective suppliers, distributors or customers. Confidential Information includes, but is not limited to, the following: (i) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, any of the Company’s or any of its Subsidiaries’ suppliers, distributors and customers and their confidential information; (iii) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (v) the identity of any entity or business (“Acquisition Target or Partner”) with respect to which the Company or any of its Subsidiaries have considered making, or have made, an offer to purchase or to establish a joint venture or to establish a corporation, partnership or other entity in which the Company or any of its Subsidiaries and the Acquisition Target or Partner would each own an interest. Confidential Information shall not include information that Employee can demonstrate through written records: (a) is or becomes publicly known through no wrongful act or breach of obligation of confidentiality; (b) was rightfully received by Employee from a third party (other than ZD, Inc. or any of its successors or Subsidiaries) without a breach of any obligation of confidentiality by such third party; (c) was known to Employee prior to Employee’s employment with the Company or any of its Subsidiaries and, if applicable, prior to Employee’s employment with ZD, Inc. or any of its Subsidiaries; or (d) is required to be disclosed pursuant to any applicable law or court order; provided, however, that Employee provides the Company with prior written notice of the requirement for disclosure that details the Confidential Information to be disclosed and cooperates with the Company to preserve the confidentiality of such information to the extent possible.

     (iv) “Work Product” means all inventions, innovations, improvements, developments, methods, processes, designs, analyses, drawings, reports and all similar or related information (whether or not patentable or reduced to practice or comprising Confidential Information) and any copyright, copyrightable work, trade mark, service mark, trade secret, know-how, patent or other intellectual property rights (whether or not comprising Confidential Information) and any other form of Confidential Information, any of which relate to the Company’s or any of its Subsidiaries’ actual or anticipated business, research and development or existing or future publications or other products or services and which were or are conceived, reduced to practice, contributed to, developed, made or acquired by Employee (whether alone or jointly with others) while employed (both before and after the date hereof) by the Company or any of its Subsidiaries (including in each case any of their respective predecessors, successors or assigns).